Exhibit 5.1

Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020-1001
United States of America

T: +1 212 506 2500
F: +1 212 262 1910

mayerbrown.com

Anna T. Pinedo
T: +1 212 506 2275
APinedo@mayerbrown.com

August 12, 2026

Protalix BioTherapeutics, Inc.

2 Snunit Street

Science Park

POB 455

Carmiel, Israel 2161401

Re:	Protalix BioTherapeutics, Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Protalix BioTherapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), relating to the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of up to 3,500,000 shares of its common stock, $0.001 par value per share (the “Common Stock”), which may be issued under the Protalix BioTherapeutics, Inc. Amended and Restated 2006 Stock Incentive Plan, as amended on June 25, 2026 (the “Plan”). This opinion is being rendered solely in connection with the registration of the offer and sale of the shares of Common Stock under the Plan (the “Plan Shares”) under the registration requirements of the Securities Act.

As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the adoption of the Plan and the authorization of the issuance of the Plan Shares, and such documents as we have deemed necessary to render this opinion. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Plan Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Plan Shares covered by each such issuance and that such issuance will comply in all respects with the terms, conditions and restrictions set forth in the Plan. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing, it is our opinion that the Plan Shares, when issued and outstanding pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable.

We are admitted to practice law in New York and our opinion expressed herein is limited solely to the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the laws of any other jurisdiction.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown Hong Kong LLP (a Hong Kong limited liability partnership) and Tauil & Chequer Advogados (a Brazilian law partnership).

Mayer Brown LLP

August 12, 2026

We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement filed by the Company with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Please note that we are opining only as to the matters expressly set forth herein and that no opinion should be inferred as to any other matter. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP